Exhibit 99.1

Essent Group Ltd. Reports First Quarter 2018 Results
HAMILTON, Bermuda--(BUSINESS WIRE)--May 4, 2018--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended March 31, 2018 of $111.1 million or $1.13 per diluted share, compared to $66.6 million or $0.72 per diluted share for the quarter ended March 31, 2017. As of March 31, 2018, Essent had insurance in force of $115.3 billion and consolidated stockholders’ equity of $2.0 billion.
“We are pleased with our strong first quarter results as we continue to build a high credit quality and profitable mortgage insurance portfolio,” said Mark Casale, Chairman and Chief Executive Officer. “During the quarter, we grew insurance in force 31% compared to March 31st a year ago, while also generating a 23% annualized return on average equity. Additionally, we closed our inaugural credit risk transfer transaction, which expanded our capital sources while also providing a layer of protection against adverse credit losses.”
Financial Highlights:

•	Insurance in force as of March 31, 2018 was $115.3 billion, compared to $110.5 billion as of December 31, 2017 and $88.0 billion as of March 31, 2017.

•	New insurance written for the first quarter was $9.3 billion, compared to $11.2 billion in the fourth quarter of 2017 and $8.0 billion in the first quarter of 2017.

•	Net premiums earned for the first quarter were $152.6 million, compared to $148.0 million in the fourth quarter of 2017 and $117.7 million in the first quarter of 2017.

•	The expense ratio for the first quarter was 25.0%, compared to 24.7% in the fourth quarter of 2017 and 30.9% in the first quarter of 2017.

•	The provision for losses and LAE for the first quarter was $5.3 million, compared to $17.5 million in the fourth quarter of 2017 and $3.7 million in the first quarter of 2017.

•	The percentage of loans in default as of March 31, 2018 was 0.86%, compared to 0.96% as of December 31, 2017 and 0.45% as of March 31, 2017.

•	The combined ratio for the first quarter was 28.5%, compared to 36.4% in the fourth quarter of 2017 and 34.0% in the first quarter of 2017.

•	The consolidated balance of cash and investments at March 31, 2018 was $2.5 billion, including cash and investment balances at Essent Group Ltd. of $75.9 million.

•
The combined risk-to-capital ratio of the U.S. mortgage insurance business, which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc., was 13.6:1 as of March 31, 2018.

•	Essent Reinsurance Ltd. reinsured a total of $28.8 million of risk in GSE risk share transactions in the first quarter of 2018.

•	Net income for the first quarter includes an income tax benefit of $9.5 million, or $0.10 per diluted share, related to the vesting of common shares and common share units.

•	Obtained $424 million of reinsurance on risk relating to $41 billion of new insurance written in 2017 with the execution of the credit risk transfer transaction.

•	Finalized an amendment to our existing credit facility on May 2, 2018 that increased the amount committed by $125 million, to $500 million.

Conference Call
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/investors/webcasts-and-presentations/event-calendar/default.aspx. The call may also be accessed by dialing 866-393-4306 inside the U.S., or 734-385-2616 for international callers, using passcode 3588928 or by referencing Essent.
A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 855-859-2056 inside the U.S., or 404-537-3406 for international callers, passcode 3588928.
In addition to the information provided in the company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/investors/financial-information/quarterly-financial-supplements/default.aspx.
Forward-Looking Statements
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 20, 2018. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures
In presenting Essent Group Ltd.’s results, management has included financial measures, including adjusted book value per share, that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures are referred to as “non-GAAP measures.” These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial supplement in accordance with Regulation G.
About the Company
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter Ended March 31, 2018

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Historical Quarterly Data
Exhibit D	New Insurance Written
Exhibit E	Insurance in Force and Risk in Force
Exhibit F	Other Risk in Force
Exhibit G	Portfolio Vintage Data
Exhibit H	Portfolio Geographic Data
Exhibit I	Defaults, Reserve for Losses and LAE, and Claims
Exhibit J	Investment Portfolio
Exhibit K	Insurance Company Capital
Exhibit L	Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

		Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2018	2017
Revenues:
Net premiums written	$165,225	$119,297
Increase in unearned premiums	(12,667)	(1,646)
Net premiums earned	152,558	117,651
Net investment income	13,714	8,435
Realized investment gains, net	197	655
Other income	994	851
Total revenues	167,463	127,592

Losses and expenses:
Provision for losses and LAE	5,309	3,693
Other underwriting and operating expenses	38,124	36,332
Interest expense	2,450	716
Total losses and expenses	45,883	40,741

Income before income taxes	121,580	86,851
Income tax expense	10,511	20,253
Net income	$111,069	$66,598

Earnings per share:
Basic	$1.14	$0.73
Diluted	1.13	0.72

Weighted average shares outstanding:
Basic	97,298	91,258
Diluted	97,951	93,023

Net income	$111,069	$66,598

Other comprehensive income (loss):
Change in unrealized (depreciation) appreciation of investments	(28,750)	4,850
Total other comprehensive (loss) income	(28,750)	4,850
Comprehensive income	$82,319	$71,448

Loss ratio	3.5%	3.1%
Expense ratio	25.0	30.9
Combined ratio	28.5%	34.0%

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In thousands, except per share amounts)	2018	2017
Assets
Investments available for sale, at fair value
Fixed maturities	$2,080,365	$1,992,371
Short-term investments	380,762	312,694
Total investments	2,461,127	2,305,065
Cash	32,958	43,524
Accrued investment income	14,383	12,807
Accounts receivable	45,953	29,752
Deferred policy acquisition costs	15,563	15,354
Property and equipment	6,590	6,979
Prepaid federal income tax	151,294	252,157
Other assets	13,349	8,730

Total assets	$2,741,217	$2,674,368

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$49,966	$46,850
Unearned premium reserve	272,339	259,672
Net deferred tax liability	132,325	127,636
Credit facility borrowings, net of deferred costs	263,697	248,591
Securities purchased payable	6,201	14,999
Other accrued liabilities	21,399	36,184
Total liabilities	745,927	733,932

Commitments and contingencies

Stockholders' Equity
Common shares	1,472	1,476
Additional paid-in capital	1,099,676	1,127,137
Accumulated other comprehensive loss	(32,002)	(3,252)
Retained earnings	926,144	815,075
Total stockholders' equity	1,995,290	1,940,436

Total liabilities and stockholders' equity	$2,741,217	$2,674,368

Return on average equity (1)	22.6%	23.1%

(1) The 2018 return on average equity is calculated by dividing annualized year-to-date 2018 net income by average equity.  The 2017 return on average equity is calculated by dividing full year 2017 net income by average equity.

				Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2018	2017
Selected Income Statement Data	March 31	December 31	September 30	June 30	March 31
(In thousands, except per share amounts)
Revenues:
Net premiums written	$165,225	$161,771	$155,055	$134,063	$119,297

Net premiums earned	152,558	147,976	137,940	126,563	117,651
Other revenues	14,905	13,134	12,263	11,043	9,941
Total revenues	167,463	161,110	150,203	137,606	127,592

Losses and expenses:
Provision for losses and LAE	5,309	17,456	4,313	1,770	3,693
Other underwriting and operating expenses	38,124	36,480	37,035	35,686	36,332
Interest expense	2,450	1,817	1,456	1,189	716
Total losses and expenses	45,883	55,753	42,804	38,645	40,741

Income before income taxes	121,580	105,357	107,399	98,961	86,851
Income tax expense (benefit) (1) (2)	10,511	(57,281)	29,006	26,843	20,253
Net income	$111,069	$162,638	$78,393	$72,118	$66,598

Earnings per share:
Basic	$1.14	$1.69	$0.83	$0.79	$0.73
Diluted	1.13	1.65	0.82	0.77	0.72

Weighted average shares outstanding:
Basic	97,298	96,429	94,185	91,381	91,258
Diluted	97,951	98,497	96,094	93,162	93,023

Other Data:
Loss ratio (3)	3.5%	11.8%	3.1%	1.4%	3.1%
Expense ratio (4)	25.0	24.7	26.8	28.2	30.9
Combined ratio	28.5%	36.4%	30.0%	29.6%	34.0%

Return on average equity (annualized)	22.6%	35.0%	19.1%	19.8%	19.3%

(1) Income tax expense for the quarters ended March 31, 2018 and 2017 was reduced by $9,549 and $3,023, respectively, of excess tax benefits associated with the vesting of common shares and common share units during each period.

(2) Income tax expense for the quarter ended December 31, 2017 was reduced by $85,091 of income tax benefit due to the one-time impact of the reduced U.S. corporate income tax rate on the company's net deferred tax liability position.

(3) Loss ratio is calculated by dividing the provision for losses and LAE by net premiums earned.
(4) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

				Exhibit C, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2018	2017
Other Data, continued:	March 31	December 31	September 30	June 30	March 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
Flow:
New insurance written	$9,336,150	$11,234,855	$13,221,038	$11,368,276	$8,034,153
New risk written	2,295,314	2,737,008	3,228,603	2,786,501	1,929,832

Bulk:
New insurance written	$—	$—	$—	$—	$—
New risk written	—	—	—	—	—

Total:
Average premium rate (5)	0.52%	0.53%	0.53%	0.53%	0.53%
New insurance written	$9,336,150	$11,234,855	$13,221,038	$11,368,276	$8,034,153
New risk written	$2,295,314	$2,737,008	$3,228,603	$2,786,501	$1,929,832
Insurance in force (end of period)	$115,250,949	$110,461,950	$103,936,307	$95,494,390	$87,993,227
Risk in force, gross (end of period) (6)	$28,691,561	$27,443,985	$25,807,358	$23,665,045	$21,801,667
Risk in force (end of period)	$28,267,149	$27,443,985	$25,807,358	$23,665,045	$21,801,667
Policies in force	517,215	496,477	467,483	430,585	397,650
Weighted average coverage (7)	24.9%	24.8%	24.8%	24.8%	24.8%
Annual persistency	83.5%	83.9%	82.1%	80.1%	78.2%

Loans in default (count)	4,442	4,783	2,153	1,776	1,777
Percentage of loans in default	0.86%	0.96%	0.46%	0.41%	0.45%

Other Risk in Force
GSE Risk Share (8)	$557,692	$538,944	$501,485	$479,762	$436,991

Credit Facility
Borrowings outstanding	$265,000	$250,000	$175,000	$175,000	$125,000
Undrawn committed capacity	$110,000	$125,000	$200,000	$200,000	$75,000
Weighted average interest rate	3.82%

(5) Average premium rate is calculated by dividing annualized net premiums earned for the U.S. mortgage insurance portfolio by average insurance in force for the period.
(6) Gross risk in force includes risk ceded under third-party reinsurance.
(7) Weighted average coverage is calculated by dividing end of period gross risk in force by insurance in force.
(8) Essent Re provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae, including in connection with Freddie Mac's Agency Credit Insurance Structure ("ACIS") and Fannie Mae's Credit Insurance Risk Transfer ("CIRT") programs.

					Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Flow

NIW by Credit Score
	Three Months Ended
	March 31, 2018		December 31, 2017		March 31, 2017
($ in thousands)
>=760	$3,832,218	41.0%	$4,551,775	40.5%	$3,399,754	42.3%
740-759	1,550,138	16.6	1,793,713	16.0	1,243,278	15.5
720-739	1,339,145	14.3	1,644,956	14.6	1,149,215	14.3
700-719	1,144,900	12.3	1,378,170	12.3	958,015	11.9
680-699	809,618	8.7	1,024,440	9.1	694,814	8.7
<=679	660,131	7.1	841,801	7.5	589,077	7.3
Total	$9,336,150	100.0%	$11,234,855	100.0%	$8,034,153	100.0%

Weighted average credit score	744		743		745

NIW by LTV
	Three Months Ended
	March 31, 2018		December 31, 2017		March 31, 2017
($ in thousands)
85.00% and below	$1,212,336	13.0%	$1,532,008	13.6%	$1,218,800	15.2%
85.01% to 90.00%	2,708,512	29.0	3,286,879	29.3	2,498,907	31.1
90.01% to 95.00%	4,078,208	43.7	4,845,713	43.1	3,511,603	43.7
95.01% and above	1,337,094	14.3	1,570,255	14.0	804,843	10.0
Total	$9,336,150	100.0%	$11,234,855	100.0%	$8,034,153	100.0%

Weighted average LTV	92%		92%		92%

NIW by Product
	Three Months Ended
	March 31, 2018		December 31, 2017		March 31, 2017
Single Premium policies		20.3%		19.0%		14.2%
Monthly Premium policies		79.7		81.0		85.8
		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended
	March 31, 2018		December 31, 2017		March 31, 2017
Purchase		85.3%		84.4%		78.9%
Refinance		14.7		15.6		21.1
		100.0%		100.0%		100.0%

						Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
IIF by FICO score	March 31, 2018		December 31, 2017		March 31, 2017
($ in thousands)
>=760	$50,359,464	43.7%	$48,668,705	44.1%	$39,724,096	45.1%
740-759	18,791,203	16.3	17,939,206	16.2	14,460,034	16.4
720-739	16,473,367	14.3	15,761,787	14.3	12,550,737	14.3
700-719	12,857,417	11.2	12,167,285	11.0	9,325,770	10.6
680-699	9,622,067	8.3	9,156,196	8.3	7,051,155	8.0
<=679	7,147,431	6.2	6,768,771	6.1	4,881,435	5.6
Total	$115,250,949	100.0%	$110,461,950	100.0%	$87,993,227	100.0%

Weighted average credit score	747		747		748

RIF, gross by FICO score	March 31, 2018		December 31, 2017		March 31, 2017
($ in thousands)
>=760	$12,519,237	43.6%	$12,058,196	43.9%	$9,791,036	44.9%
740-759	4,707,875	16.4	4,485,439	16.4	3,609,590	16.6
720-739	4,142,041	14.5	3,957,922	14.4	3,146,943	14.4
700-719	3,192,804	11.1	3,018,341	11.0	2,303,107	10.6
680-699	2,402,777	8.4	2,286,082	8.3	1,762,997	8.1
<=679	1,726,827	6.0	1,638,005	6.0	1,187,994	5.4
Total	$28,691,561	100.0%	$27,443,985	100.0%	$21,801,667	100.0%

Portfolio by LTV
IIF by LTV	March 31, 2018		December 31, 2017		March 31, 2017
($ in thousands)
85.00% and below	$13,371,220	11.6%	$12,917,751	11.7%	$10,403,824	11.8%
85.01% to 90.00%	35,907,759	31.2	34,794,108	31.5	28,744,011	32.7
90.01% to 95.00%	56,367,801	48.9	54,323,103	49.2	44,862,812	51.0
95.01% and above	9,604,169	8.3	8,426,988	7.6	3,982,580	4.5
Total	$115,250,949	100.0%	$110,461,950	100.0%	$87,993,227	100.0%

Weighted average LTV	92%		92%		92%

RIF, gross by LTV	March 31, 2018		December 31, 2017		March 31, 2017
($ in thousands)
85.00% and below	$1,519,929	5.3%	$1,462,351	5.3%	$1,172,920	5.4%
85.01% to 90.00%	8,543,010	29.8	8,262,322	30.1	6,821,725	31.3
90.01% to 95.00%	16,176,713	56.4	15,576,125	56.8	12,829,032	58.8
95.01% and above	2,451,909	8.5	2,143,187	7.8	977,990	4.5
Total	$28,691,561	100.0%	$27,443,985	100.0%	$21,801,667	100.0%

Portfolio by Loan Amortization Period
IIF by Loan Amortization Period	March 31, 2018		December 31, 2017		March 31, 2017
($ in thousands)
FRM 30 years and higher	$105,438,023	91.5%	$100,592,946	91.1%	$79,647,327	90.5%
FRM 20-25 years	3,008,292	2.6	2,879,977	2.6	2,298,806	2.6
FRM 15 years	3,746,030	3.2	3,857,152	3.5	3,290,900	3.8
ARM 5 years and higher	3,058,604	2.7	3,131,875	2.8	2,756,194	3.1
Total	$115,250,949	100.0%	$110,461,950	100.0%	$87,993,227	100.0%

			Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

($ in thousands)	March 31, 2018	December 31, 2017	March 31, 2017

GSE Risk Share (1)	$557,692	$538,944	$436,991

Weighted average credit score	751	749	750
Weighted average LTV	84%	84%	83%

(1) Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae, including in connection with Freddie Mac's Agency Credit Insurance Structure ("ACIS") and Fannie Mae's Credit Insurance Risk Transfer ("CIRT") programs.

												Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data
March 31, 2018

					Insurance in Force
Origination Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	% FRM	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default

2010	$245,898	$11,906	4.8%	84	75.2%	72.2%	0.0%	3.0%	66.2%	100.0%	2.6%	—
2011	3,229,720	356,998	11.1	2,063	77.3	48.4	0.2	5.7	54.0	97.7	3.7	37
2012	11,241,161	2,531,515	22.5	13,199	76.7	57.5	0.5	5.6	56.1	98.6	2.4	133
2013	21,152,638	6,393,562	30.2	32,826	79.8	58.9	1.9	7.9	51.4	98.1	2.4	365
2014	24,799,434	10,124,415	40.8	52,696	88.2	62.1	4.2	15.4	41.9	95.6	3.5	791
2015	26,193,656	16,271,432	62.1	75,633	83.6	57.0	2.5	14.6	43.9	97.1	3.9	885
2016	34,949,319	29,173,825	83.5	125,675	80.6	55.0	6.3	13.8	45.2	98.2	4.5	1,080
2017	43,858,322	41,114,906	93.7	177,474	85.3	57.3	13.3	16.3	41.6	96.9	7.0	1,146
2018 (through March 31)	9,336,150	9,272,390	99.3	37,565	85.3	58.0	14.4	15.8	41.0	98.0	0.9	5
Total	$175,006,298	$115,250,949	65.9	517,215	83.6	57.2	8.3	14.6	43.7	97.3	3.6	4,442

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

			Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	March 31, 2018	December 31, 2017	March 31, 2017
CA	9.4%	9.4%	9.4%
TX	8.0	8.0	8.2
FL	7.1	7.0	6.8
WA	4.8	4.8	4.8
IL	3.9	4.0	3.9
NJ	3.7	3.7	3.6
NC	3.5	3.5	3.6
GA	3.4	3.4	3.4
OH	3.2	3.2	3.1
AZ	3.2	3.1	3.2
All Others	49.8	49.9	50.0
Total	100.0%	100.0%	100.0%

RIF, gross by State
	March 31, 2018	December 31, 2017	March 31, 2017
CA	9.1%	9.1%	9.0%
TX	8.2	8.3	8.5
FL	7.2	7.1	7.0
WA	4.9	4.9	4.9
IL	3.8	3.9	3.9
NJ	3.7	3.6	3.5
NC	3.5	3.5	3.7
GA	3.5	3.5	3.5
OH	3.3	3.2	3.1
AZ	3.1	3.1	3.1
All Others	49.7	49.8	49.8
Total	100.0%	100.0%	100.0%

			Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

Rollforward of Insured Loans in Default
	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Beginning default inventory	4,783	2,153	1,757
Plus: new defaults	1,994	4,332	1,200
Less: cures	(2,270)	(1,648)	(1,114)
Less: claims paid	(63)	(53)	(65)
Less: rescissions and denials, net	(2)	(1)	(1)
Ending default inventory	4,442	4,783	1,777

Rollforward of Reserve for Losses and LAE
	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands)	2018	2017	2017
Reserve for losses and LAE at beginning of period	$46,850	$31,579	$28,142
Add provision for losses and LAE occurring in:
Current year	9,952	18,912	7,090
Prior years	(4,643)	(1,456)	(3,397)
Incurred losses and LAE during the period	5,309	17,456	3,693
Deduct payments for losses and LAE occurring in:
Current year	—	390	1
Prior years	2,193	1,795	2,366
Loss and LAE payments during the period	2,193	2,185	2,367
Reserve for losses and LAE at end of period	$49,966	$46,850	$29,468

Claims
	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Number of claims paid	63	53	65
Total amount paid for claims (in thousands)	$2,143	$2,125	$2,307
Average amount paid per claim (in thousands)	$34	$40	$35
Severity	76%	87%	87%

					Exhibit I, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

	March 31, 2018
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	1,958	44%	$10,879	24%	$110,964	10%
Four to eleven payments	2,214	50	25,547	56	130,461	20
Twelve or more payments	239	5	7,877	17	13,343	59
Pending claims	31	1	1,399	3	1,576	89
Total case reserves	4,442	100%	45,702	100%	$256,344	18
IBNR			3,428
LAE			836
Total reserves for losses and LAE			$49,966

Average reserve per default:
Case			$10.3
Total			$11.2

Default Rate	0.86%

	December 31, 2017
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	3,243	68%	$15,925	37%	$187,163	9%
Four to eleven payments	1,284	27	18,087	42	73,547	25
Twelve or more payments	211	4	6,781	16	11,139	61
Pending claims	45	1	2,075	5	2,355	88
Total case reserves	4,783	100%	42,868	100%	$274,204	16
IBNR			3,215
LAE			767
Total reserves for losses and LAE			$46,850

Average reserve per default:
Case			$9.0
Total			$9.8

Default Rate	0.96%

	March 31, 2017
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	869	49%	$6,426	24%	$50,004	13%
Four to eleven payments	690	39	13,428	50	38,252	35
Twelve or more payments	184	10	5,673	21	9,403	60
Pending claims	34	2	1,437	5	1,748	82
Total case reserves	1,777	100%	26,964	100%	$99,407	27
IBNR			2,022
LAE			482
Total reserves for losses and LAE			$29,468

Average reserve per default:
Case			$15.2
Total			$16.6

Default Rate	0.45%

				Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investment Portfolio

Investment Portfolio by Asset Class
Asset Class	March 31, 2018		December 31, 2017
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$204,556	8.3%	$227,805	9.9%
U.S. agency securities	32,821	1.3	33,114	1.4
U.S. agency mortgage-backed securities	476,220	19.3	456,037	19.8
Municipal debt securities	478,933	19.5	465,255	20.2
Corporate debt securities	626,943	25.5	611,728	26.5
Residential and commercial mortgage securities	86,430	3.5	79,407	3.5
Asset-backed securities	183,449	7.5	167,922	7.3
Money market funds	371,775	15.1	263,797	11.4
Total Investments	$2,461,127	100.0%	$2,305,065	100.0%

Investment Portfolio by Credit Rating
Rating (1)	March 31, 2018		December 31, 2017
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$1,286,694	52.3%	$1,160,200	50.3%
Aa1	130,010	5.3	115,237	5.0
Aa2	122,350	5.0	123,551	5.4
Aa3	127,961	5.2	127,785	5.6
A1	220,156	8.9	205,369	8.9
A2	151,375	6.1	157,651	6.8
A3	135,577	5.5	148,246	6.4
Baa1	133,319	5.4	115,178	5.0
Baa2	98,590	4.0	87,869	3.8
Baa3	36,221	1.5	43,024	1.9
Below Baa3	18,874	0.8	20,955	0.9
Total Investments	$2,461,127	100.0%	$2,305,065	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.

Investment Portfolio by Duration and Book Yield
Effective Duration	March 31, 2018		December 31, 2017
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$707,892	28.8%	$628,958	27.3%
1 to < 2 Years	141,339	5.7	164,856	7.2
2 to < 3 Years	293,604	11.9	280,177	12.2
3 to < 4 Years	199,392	8.1	263,799	11.4
4 to < 5 Years	311,762	12.7	263,273	11.4
5 or more Years	807,138	32.8	704,002	30.5
Total Investments	$2,461,127	100.0%	$2,305,065	100.0%

Pre-tax investment income yield:
Three months ended March 31, 2018	2.39%

Net cash and investments at holding company, Essent Group Ltd.:
($ in thousands)
As of March 31, 2018	$75,947
As of December 31, 2017	$104,167

		Exhibit K

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

	March 31, 2018	December 31, 2017
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1)	$1,633,888	$1,528,869

Combined net risk in force (2)	$22,181,471	$21,637,409

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	14.1:1	14.7:1
Essent Guaranty of PA, Inc.	5.0:1	5.4:1
Combined (4)	13.6:1	14.2:1

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$684,762	$662,819

Net risk in force (2)	$6,594,240	$6,299,437

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.

Exhibit L
Essent Group Ltd. and Subsidiaries
Supplemental Information
Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

We believe that long-term growth in Adjusted Book Value per Share is an important measure of our financial performance and is a measure used to determine vesting on certain restricted stock granted to senior management under the Company’s long-term incentive plan. Adjusted Book Value per Share is a financial measure that is not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP) and is referred to as a non-GAAP measure. Adjusted Book Value per Share may be defined or calculated differently by other companies. Adjusted Book Value per Share is one measure used to monitor our results and should not be viewed as a substitute for those measures determined in accordance with GAAP.

Adjusted Book Value per Share is calculated by dividing Adjusted Book Value by Common Shares and Share Units Outstanding. Adjusted Book Value is defined as consolidated stockholders’ equity of the Company, excluding accumulated other comprehensive income (loss) plus the proceeds, if any, from the assumed exercise of all "in-the-money" options, warrants and similar instruments. Common Shares and Share Units Outstanding is defined as total common shares outstanding plus all equity instruments (including restricted share units) issued to management and the Board of Directors and any "in-the-money" options, warrants and similar instruments. Accumulated other comprehensive income (loss) includes unrealized gains and losses that arise from changes in the market value of the Company’s investments that are classified as available for sale. The Company does not view these unrealized gains and losses to be indicative of our fundamental operating performance. As of March 31, 2018, December 31, 2017 and March 31, 2017, the Company does not have any options, warrants and similar instruments outstanding.

The following table sets forth the reconciliation of Adjusted Book Value to the most comparable GAAP amount as of March 31, 2018, December 31, 2017 and March 31, 2017 in accordance with Regulation G:

(In thousands, except per share amounts)	March 31, 2018	December 31, 2017	March 31, 2017

Numerator:
Total Stockholders' Equity (Book Value)	$1,995,290	$1,940,436	$1,412,752

Subtract: Accumulated Other Comprehensive Income (Loss)	(32,002)	(3,252)	(7,405)

Adjusted Book Value	$2,027,292	$1,943,688	$1,420,157

Denominator:
Total Common Shares Outstanding	98,102	98,434	93,377

Add: Restricted Share Units Outstanding	456	536	598

Total Common Shares and Share Units Outstanding	98,558	98,970	93,975

Adjusted Book Value per Share	$20.57	$19.64	$15.11